FOR IMMEDIATE RELEASE

February 3, 2006

Larry W. Mosby
President and Chief Executive Officer
Don Engelke
Senior Vice President
First Federal Financial Services, Inc.
618-656-6200

Dennis Terry
President and Chief Executive Officer
Clover Leaf Financial Corp.
618-656-6122


                FIRST FEDERAL FINANCIAL SERVICES, INC. TO CONDUCT
                 SECOND-STEP CONVERSION OFFERING AND MERGE WITH
                          CLOVER LEAF FINANCIAL CORP.

Edwardsville, IL - (February 3, 2006) First Federal Financial Services, Inc. ("First Federal") (Nasdaq: FFFS) and its subsidiary, First Federal Savings & Loan Association of Edwardsville, announced today that they have entered into a definitive agreement to merge with Clover Leaf Financial Corp. ("Clover Leaf") (OTC BB: CLOV) and its subsidiary, Clover Leaf Bank. In conjunction with the merger, First Federal's current mutual holding company, which owns 55% of First Federal's outstanding shares, will convert to a full standard holding company in a "second-step" conversion and offering. The holding company resulting from the conversion and merger will be known as First Clover Leaf Financial Corp. and the resulting savings bank will be known as First Clover Leaf Bank.

Under the terms of the merger agreement, the merger consideration for Clover Leaf stockholders will be based on the final outcome of the second-step conversion and offering, which will be based, in part, on an independent valuation of First Federal, which has not yet been performed. If the second-step offering closes at the minimum of the valuation range, Clover Leaf stockholders will receive a combination of First Federal stock and cash valued at $40 per share. At the maximum of the valuation range, Clover Leaf stockholders will receive a combination of First Federal stock and cash valued at $42 per share. At the adjusted maximum of the valuation range, Clover Leaf stockholders will receive a combination of First Federal stock and cash valued at $43 per share. Between the minimum and the maximum of the valuation range, and between the maximum and adjusted maximum of the valuation range, the value of the merger

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consideration  for Clover Leaf  stockholders  will be prorated.  In exchange for their shares, stockholders of Clover Leaf will have the right to elect either all First Federal stock, all cash or a combination of First Federal stock and cash, so long as, in the aggregate, 70% of the Clover Leaf shares are exchanged for First Federal stock and 30% are exchanged for cash.

The value of the merger transaction at the minimum of the valuation range would be $20.4 million, or 1.95 times Clover Leaf's stated and tangible book value,
24.7 times its latest twelve months' earnings and a premium of 13.1% to deposits, excluding jumbo certificates of deposit, based upon Clover Leaf's December 31, 2005 financial position. The value at the adjusted maximum of the valuation range would be $21.9 million, or 2.10 times Clover Leaf's stated and tangible book value, 26.6 times its latest twelve months' earnings and a 15.1% premium to deposits, excluding jumbo certificates of deposit.

In conjunction with the merger, the Board of Directors of First Federal's mutual holding company has adopted a Plan of Conversion for the mutual holding company to convert into the capital stock form of organization. First Clover Leaf Financial Corp., a new Maryland corporation, is being organized to succeed to the rights and obligations of the mutual holding company and of First Federal, and to offer for sale in the conversion shares of common stock to depositors of First Federal Savings & Loan Association of Edwardsville and the community, based upon the independent valuation. Existing stockholders of First Federal will have their First Federal shares converted into shares of First Clover Leaf Financial Corp. at a rate to be determined based upon the independent valuation.

The merger agreement has received the approvals of both Boards of Directors. The merger and conversion also are subject to approval of the members of First Federal's mutual holding company, the stockholders of First Federal and the stockholders of Clover Leaf. The offering of shares in the conversion is expected to occur late in the second quarter of 2006 with closing early in the third quarter of 2006, subject to various required regulatory approvals.

"We believe that adoption of this plan of conversion and the merger with Clover Leaf is in the best interests of our stockholders and of the members of First Federal's mutual holding company," stated Joseph Helms, Chairman of the Board of First Federal. "The offering and the merger should increase the liquidity of our common stock, provide additional capital to support our future growth, expand the geographic scope of the First Federal franchise, facilitate our continued development as a full-service community bank, and provide for an opportunity to combine management talent" continued Dr. Helms.

Dennis Terry, the President and Chief Executive Officer of Clover Leaf, stated that, "we believe the merger with First Federal provides Clover Leaf stockholders an excellent opportunity. Creating a community bank with over $300 million in assets also will allow us to expand the scope of our services to new and existing customers."

The merged company will have deposits that, based upon available data as of June 30, 2005, represented 25.9% and 5.3% of the deposits of the city of Edwardsville and Madison County, Illinois, respectively, ranking it 2nd and 5th in market share. The companies anticipate consolidating their two downtown offices, which are only a few blocks apart, into the current headquarters of First Federal. Customers can expect to see an expanded teller line and additional customer-service capacity to serve the strong customer bases that these two offices enjoy.

First Federal Financial Services, Inc. is the parent company for First Federal Savings & Loan Association of Edwardsville, a federally chartered savings association headquartered in Edwardsville, Illinois. The savings association operates one full-service office in Edwardsville, Illinois. As of December 31, 2005, First Federal's assets totaled $140.3 million, its deposits were $102.1 million and stockholders' equity was $37.7 million.

Clover Leaf Financial Corp. is the parent company of Clover Leaf Bank, an Illinois-chartered bank, also headquartered in Edwardsville, Illinois. The bank operates three full-service offices in Edwardsville, Illinois. As of December 31, 2005, Clover Leaf's assets totaled $132.2 million, its deposits were $103.4 million and stockholders' equity was $10.5 million.

First Federal retained Luse Gorman Pomerenk & Schick, PC as its conversion and merger legal counsel and Keefe, Bruyette & Woods, Inc. to provide financial advice and to assist in the sale of the common stock of First Clover Leaf Financial Corp.

Clover Leaf engaged RP Financial as its financial advisor. Burroughs Hepler Broom MacDonald Hebrank & True, LLP and Polsinelli Salton Welte Suelthaus PC. served as legal counsel to Clover Leaf.

The offering will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. First Federal and Clover Leaf do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

The proposed transaction will be submitted to stockholders of First Federal and Clover Leaf for their consideration. First Clover Leaf Financial Corp. will file a registration statement, and First Federal and Clover Leaf will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Federal and Clover Leaf, at the SEC's Internet site (http://www.sec.gov).
              --------------------

Copies of the joint proxy statement/prospectus can be obtained, when available and without charge, by directing a request to First Federal, Investor Relations, Donald Engelke, 300 St. Louis Street, Edwardsville, IL 62025, 618-656-6200 or to Clover Leaf, Dennis Terry, President & CEO, 6814 Goshen Road, Edwardsville, IL 62025, 618-656-6122.

First Federal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Federal in connection with the merger. Information about the directors and executive officers of First Federal and their ownership of First Federal common stock is set forth in the proxy statement, dated March 17, 2005 for First Federal's annual meeting of stockholders held on April 21, 2005, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Clover Leaf and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Clover Leaf in connection with the merger. Information about the directors and executive officers of Clover Leaf and their ownership of Clover Leaf common stock is set forth in the proxy statement, dated May 27, 2005 for Clover Leaf's annual meeting of stockholders held on June 28, 2005, and available from the company by writing Dennis Terry at the above address. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.